Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-270263 on Form S-3 of our report dated March 3, 2023 relating to the financial statements of Kala Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of Kala Pharmaceuticals, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 9, 2023